UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 5, 2023

Phibro Animal Health Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	01-36410	13-1840497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Boulevard, Suite 21

Teaneck, New Jersey 07666-6712

(Address of Principal Executive Offices, including Zip Code)

(201) 329-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PAHC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 5, 2023, the Compensation Committee of the Board of Directors of Phibro Animal Health Corporation (the “Company”) approved (i) the grant of 300,000 restricted stock units (“RSUs”) to Larry Miller, the Company’s Chief Operating Officer, pursuant to the Company’s 2008 Incentive Plan and the RSU award agreement (the “Award Agreement”), and (ii) a retention cash award equal to $4,250,000 (the “LTIP Award”), pursuant to the terms and conditions of an executive long-term incentive agreement (the “LTIP Agreement”).

RSU Award

All of the RSUs granted to Mr. Miller are subject to performance-based vesting. The RSUs will vest on June 30, 2027, in increments of 10% (but no less than 20%) (with linear interpolation to apply for achievement between increments) based upon achievement of the arithmetic average of the Company’s closing stock price per share for each trading day in the 90-calendar day period ending on June 30, 2027 (the “90-Day Average”) from $20 to $60 and above, subject to Mr. Miller’s continued employment on such date; provided that if Mr. Miller’s employment is terminated by the Company without “cause” or by Mr. Miller with “good reason” (each, a “Qualifying Termination”), subject to Mr. Miller’s execution and non-revocation of a general release of claims and continued compliance with all applicable restrictive covenants, the RSUs will vest based on the 90-Day Average of the Company’s stock price ending on a date selected by Mr. Miller during the period beginning on the date of the Qualifying Termination and ending on the first to occur of (i) June 30, 2027, (ii) the first anniversary of the Qualifying Termination and (iii) March 15 of the year following the date the Qualifying Termination. None of the RSUs will vest if the 90-Day Average is below $20, and the maximum vesting percentage for the RSUs is 100% for achievement of a 90-Day Average of $60 or above.

In the event of a change in control of the Company, following which either (i) 100% of the Company’s shares of stock cease to be traded on a nationally recognized stock exchange and the Company is no longer listed on any such exchange or (ii) a Qualifying Termination occurs within 12 months, all unvested RSUs will immediately vest in full.

As a condition of the grant of RSUs, Mr. Miller will not receive additional equity awards from the Company prior to December 31, 2025.

LTIP Award

Pursuant to the terms of the LTIP Agreement, the LTIP Award will be paid in cash in four substantially equal installments concurrently with payments under the Company’s Management Incentive Plan for the applicable fiscal year, subject to Mr. Miller’s continued employment on each of the first four anniversaries beginning on June 30, 2024; provided that, in the event Mr. Miller’s employment is terminated by the Company without “cause” or by Mr. Miller for “good reason” (each as defined in the Employment Agreement, as modified by the LTIP Agreement, and each, an “LTIP Qualifying Termination”), any portion of the LTIP Award not yet paid prior to such LTIP Qualifying Termination will be paid on the first payroll date that is 30 days following such LTIP Qualifying Termination, subject to Mr. Miller’s execution and non-revocation of a general release of claims and continued compliance with any applicable restrictive covenants. In the event Mr. Miller’s employment terminates for any reason other than an LTIP Qualifying Termination prior to satisfaction of the applicable service requirement(s), all remaining unpaid portions of the LTIP Award will be forfeited for no consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHIBRO ANIMAL HEALTH CORPORATION Registrant

Date: July 6, 2023

	By:	/s/ Judith A. Weinstein
	Name:	Judith A. Weinstein
	Title:	Senior Vice President, General Counsel
and Corporate Secretary